UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2012

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

            On December 23, 2011, the board of directors of American Realty Capital Healthcare Trust, Inc. (the “Company”), ratified the Company’s entry, through its sponsor, American Realty Capital V, LLC, into a purchase and sale agreement to acquire the fee simple interest in a medical office building located in Willingboro, New Jersey.  The Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the property and other customary conditions to closing, which was completed on December 29, 2011.  The Company acquired the property on December 29, 2011.

A description of the acquisition and the property is included in Item 2.01 — Completion of Acquisition or Disposition of Assets, and is incorporated herein by reference in its entirety.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 29, 2011, the Company closed its acquisition of a fee simple interest in a medical office building located in Willingboro, New Jersey. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership.  The seller of the property is Developmed Properties III, LLC.  The seller has no material relationship with the Company and the acquisition was not an affiliated transaction.

The one story, 11,000 square foot building was originally completed in 1995 but substantially renovated and expanded in 2010 to provide healthcare services including cardiology, critical care medicine, internal medicine, neurosurgery and vascular surgery services through multiple exam rooms and three procedure rooms.

The property is 100% leased to The Cooper Health System, a New Jersey not-for-profit corporation (“Cooper”).  The lease commenced in April 2010 and has a 10-year term expiring in April 2020.  The lease contains a 9.7% rental-rate escalation in May 2015.  The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent.  The lease contains two five-year renewal options at fixed rates.  The aggregate annualized straight line rental income for the property is approximately $288,000, or approximately $26.18 per rentable square foot.

The purchase price of the property was approximately $3.3 million, exclusive of closing costs. The Company funded the purchase price with proceeds from the sale of its common stock.  The Company may seek to obtain financing on the property post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Item 9.01.	Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: January 3, 2012	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors